macy's inc.

                                                                                                                                  Exhibit 99.1

Contacts:

Media - Jim Sluzewski

               513/579-7764

Investor – Matt Stautberg

   513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS ITS FIFTH CONSECUTIVE YEAR

OF DOUBLE-DIGIT GROWTH IN EARNINGS PER SHARE

Diluted 2013 EPS is $3.86, or $4.00 as adjusted, +16% vs. prior year

CINCINNATI, Ohio, February 25, 2014 – Macy's, Inc. today reported continued sales and earnings growth in the fourth quarter and full year 2013, ended Feb. 1, 2014. In its guidance for 2014, the company expects continued improvement in sales and earnings in the coming year from its core business strategies – My Macy's localization, Omnichannel integration and Magic Selling – which are known by the acronym of M.O.M.

Fourth quarter 2013 earnings were $2.16 per diluted share, or $2.31 excluding items described below. This represents an increase of 18 percent, or 13 percent excluding items described below, over the comparable period a year ago. Comparable sales for the fourth quarter of 2013 grew by 1.4 percent, and by 2.3 percent for comparable sales combined with comparable sales from departments licensed to third parties.

For the full year 2013, earnings were $3.86 per diluted share, or $4.00 excluding items described below. This represents an increase of 19 percent, or 16 percent excluding items described below, over fiscal 2012. The $4.00 per share exceeds management's initial guidance provided at the beginning of the year for earnings per share, excluding items described below, to be in the range of $3.90 to $3.95 per share in fiscal 2013. Comparable sales for fiscal 2013 grew by 1.9 percent, and by 2.8 percent for comparable sales combined with comparable sales from departments licensed to third parties.

“Macy's, Inc. had a strong year in 2013, and we are proud of the continued improvement in our ability to serve evolving customer needs at Macy's and Bloomingdale's. This was our fifth consecutive year of double-digit growth in earnings per share and our fourth consecutive year of comparable sales growth. In fact, our total sales have grown by more than $4.4 billion in the past four years,” said Terry J. Lundgren, chairman, president and chief executive officer of Macy's, Inc. “Having generated this sustained level of momentum, we continue to drive for further growth through progressively deeper implementation of the M.O.M. strategies that have set Macy's, Inc. apart from other retailers.

 “As previously announced, our company's comparable sales together with comparable sales from departments licensed to third parties rose by 4.3 percent in the combined November/December holiday shopping period and November/December comparable sales were up by 3.6 percent. While we had expected a sales decline in January because of the calendar shift, the month was down further than we had expected and we are very disappointed with sales performance in January. In part, poor January sales were due to the unusually harsh winter weather across much of the country. At one time or another during January, 244 Macy's and Bloomingdale's stores were closed because of weather, and the business remained sluggish until Valentine's Day,” he said. “Once warm spring weather arrives and our full assortment of fresh spring merchandise is in place, we believe customers will return to a more normalized pattern of shopping. But based on our experience in January and early February, we are watching business trends closely.

“As has been the case since we began implementing these strategies in the 2008/2009 period, our competitive advantage is in the unique combination of localization, omnichannel and enhanced customer engagement. Customers are able to shop for and buy the products that they want and prefer in our stores, via mobile devices and on computers in a shopping environment that delivers outstanding value and is supported with great service,” Lundgren said. “Our M.O.M. strategy is enabled by a unique organizational structure which is unlikely to be copied by our competitors because of the financial resources and talent required. We have been developing M.O.M. for years, and it is an enduring formula that we believe continues to hold significant promise for the future.”

Sales

Sales in the 13-week fourth quarter of 2013 totaled $9.202 billion, down 1.6 percent from total sales of $9.350 billion in the 14-week fourth quarter of 2012. On a comparable sales basis, Macy's, Inc.'s fourth quarter sales were up 1.4 percent in 2013 over 2012. Together with sales from departments licensed to third parties, fourth quarter 2013 sales on a comparable basis were up 2.3 percent.

For the 52 weeks of 2013, Macy's, Inc. sales totaled $27.931 billion, up 0.9 percent from total sales of $27.686 billion in the 53 weeks of fiscal 2012. On a comparable sales basis, Macy's, Inc.'s 2013 sales were up 1.9 percent in 2013 over 2012. Together with sales from departments licensed to third parties, 2013 sales on a comparable basis were up 2.8 percent.

The company's comparable sales include net sales from stores open at least one full fiscal year, as well as online sales at macys.com and bloomingdales.com. The company licenses third parties to operate certain departments in its stores and receives commissions from these third parties based on a percentage of their net sales. Neither the licensed department sales nor the commissions received are included in the calculation of comparable sales.

Please see the last page of this news release for important information regarding the calculation of the company's comparable sales together with comparable sales from departments licensed to third parties. The company believes that the combination of the two provides a useful measure for assessing changes in total customer demand at Macy's and Bloomingdale's.

In fiscal 2013, the company opened six stores and closed seven stores. Macy's opened new stores in Victorville, CA, and Gurnee, IL, as well as a replacement store in Bay Shore, NY, and new men's store in Las Vegas, NV. Bloomingdale's opened a new store in Glendale, CA, and a new Bloomingdale's Outlet store in Rosemont, IL. As previously announced, Macy's closed stores in Mesa, AZ; Overland Park, KS; Florissant and St. Louis, MO; Irondequoit, NY; and Murray, UT.  The Macy's men's and furniture store in downtown Sacramento, CA, was consolidated into a nearby full-line store.

Operating Income

Macy's, Inc.'s operating income totaled $1.349 billion or 14.7 percent of sales for the 13-week quarter ended Feb. 1, 2014, compared with operating income of $1.391 billion or 14.9 percent of sales for the 14-week fourth quarter of fiscal 2012. Macy's, Inc.'s fourth quarter 2013 operating income included expenses and asset impairment charges of $88 million associated with previously announced store closings, cost reduction initiatives and related items. Excluding these items, operating income for the fourth quarter of 2013 was $1.437 billion or 15.6 percent of sales. Fourth quarter 2012 operating income included asset impairment charges and other costs and expenses of $5 million primarily associated with store closings. Excluding these items, operating income for the fourth quarter of 2012 was $1.396 billion or 14.9 percent of sales.

For the 52 weeks of fiscal 2013, Macy's, Inc.'s operating income totaled $2.678 billion or 9.6 percent of sales, compared with operating income of $2.661 billion or 9.6 percent of sales for the 53 weeks of fiscal 2012. Macy's, Inc.'s fiscal 2013 operating income included expenses and asset impairment changes of $88 million associated with previously announced store closings, cost reduction initiatives and related items. Excluding these items, operating income for fiscal 2013 was $2.766 billion or 9.9 percent of sales. Macy's, Inc.'s fiscal 2012 operating income included asset impairment charges and other costs and expenses of $5 million associated with store closings. Excluding these items, operating income for fiscal 2012 was $2.666 billion or 9.6 percent of sales.

Earnings Per Share

Earnings were $2.16 per diluted share for the 13-week fourth quarter of 2013. Diluted earnings per share were $2.31 in the fourth quarter of 2013, excluding pre-tax expenses and asset impairment charges of $88 million ($54 million after tax or 15 cents per diluted share) associated with previously announced store closings, cost reduction initiatives and related items. The fourth quarter charges of $88 million were lower than the estimate of $120 million to $135 million provided in the company's Jan. 8 news release on cost reduction initiatives. This was primarily the result of lower severance expense as the company was able to place more associates than expected in new jobs within the company in the course of its workforce reductions.

In the 14-week fourth quarter of 2012, earnings were $1.83 per diluted share. Diluted earnings per share were $2.05 in the fourth quarter of 2012, excluding pre-tax expenses of $133 million ($85 million after tax or 21 cents per share) associated with the early retirement of approximately $700 million of outstanding debt, and asset impairment charges and other costs and expenses of approximately $5 million ($3 million after tax or 1 cent per share) related primarily to store closings.

For the 52 weeks of fiscal 2013, Macy's, Inc. earned $3.86 per diluted share.  Earnings per diluted share were $4.00 for fiscal 2013, excluding pre-tax expenses and asset impairment charges of $88 million ($54 million after tax or 14 cents per diluted share) associated with previously announced store closings, cost reduction initiatives and related items.

For the 53 weeks of fiscal 2012, Macy's, Inc. earned $3.24 per diluted share.  Earnings per diluted share were $3.46 for fiscal 2012, excluding pre-tax expenses of $137 million ($87 million after tax or 21 cents per share) associated with the early retirement of approximately $873 million of outstanding debt, and asset impairment charges and other costs and expenses of approximately $5 million ($3 million after tax or 1 cent per share) related primarily to store closings.

Cash Flow

Net cash provided by operating activities was $2.549 billion in fiscal 2013, compared with $2.179 billion in fiscal 2012. Net cash used by investing activities in fiscal 2013 was $788 million, compared with $781 million in the previous year. Thus, net cash provided before financing activities was $1.761 billion in fiscal 2013, compared with $1.398 billion in fiscal 2012.

Capital expenditures were below plan by $62 million in fiscal 2013, and the company expects that approximately $50 million of this amount will be added to 2014.

In fiscal 2013, the company repurchased approximately 33.6 million shares of its common stock for approximately $1.6 billion. At Feb. 1, 2014, the company had remaining authorization to repurchase up to approximately $1.4 billion of its common stock.

Looking Ahead

The company is reiterating its annual sales and earning guidance, initially provided on January 8, 2014. Comparable sales growth in fiscal 2014 is expected in the range of 2.5 percent to 3 percent. Earnings of $4.40 to $4.50 per share are expected in 2014. Capital expenditures for 2014 are expected to be approximately $1.05 billion, which includes amounts delayed from 2013.

The company has announced plans for new Macy's stores in Sarasota, FL; Las Vegas, NV; and The Bronx, NY, in fiscal 2014. A new Bloomingdale's will open in Palo Alto, CA, to replace an older store in the same shopping center.

Investor Conferences

Macy's, Inc. will present at the Bank of America Merrill Lynch 2014 Consumer & Retail Conference at 8 a.m. ET on Tuesday, March 11, in New York City; the Telsey Advisory Group Spring Consumer Conference at 8:10 a.m. ET on Tuesday, March 25, in New York City; and the Nomura Annual Retail Conference at 4 p.m. ET on Monday, April 28, in New York City. Media and investors may access the live webcast of the presentations at www.macysinc.com/ir at the appointed times. The webcasts will be available for replay.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2013 sales of $27.931 billion. The company operates about 840 stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's, as well as the macys.com and bloomingdales.com websites. The company also operates 13 Bloomingdale's Outlet stores. Bloomingdale's in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers' outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s call with analysts and investors will be held today (Feb. 25) at 10:30 a.m. (ET). The webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-888-262-8795, passcode 5455814. A replay of the conference call can be accessed on the website or by calling 1-888 203-1112 (same passcode) about two hours after the conclusion of the call.)

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		14 Weeks Ended

   February 1, 2014

   February 2, 2013

$	% to

Net sales

$	% to

Net sales

Net sales................................................................	$ 9,202		$ 9,350

Cost of sales (Note 1)...............................................	5,464	59.4%	5,554	59.4%

Gross margin..........................................................	3,738	40.6%	3,796	40.6%

Selling, general and administrative expenses.............	(2,301)	(25.0%)	(2,400)	(25.7%)

Impairments, store closing and other costs (Note 2)....	(88)	(0.9%)	(5)	(0.0%)

Operating income.....................................................	1,349	14.7%	1,391	14.9%

Interest expense - net..............................................	(99)		(106)

Premium on early retirement of debt (Note 3)............	-		(133)

Income before income taxes.....................................	1,250		1,152

Federal, state and local income tax expense (Note 4)...	(439)		(422)

Net income..............................................................	$ 811		$ 730

Basic earnings per share...........................................	$ 2.21		$ 1.86

Diluted earnings per share.........................................	$ 2.16		$ 1.83

Average common shares:
Basic.................................................................	367.7		392.3
Diluted...............................................................	375.1		399.4

End of period common shares outstanding..................	364.9		387.7

Depreciation and amortization expense.......................	$ 259		$ 267

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 13 weeks ended February 1, 2014 or the 14 weeks ended February 2, 2013.

(2)  For the 13 weeks ended February 1, 2014, includes $39 million of asset impairment charges primarily related to the store closings announced in January 2014, $43 million of restructuring-related costs and expenses associated with the cost-reduction initiatives and organization changes announced in January 2014, primarily severance and other human resource-related costs, and $6 million of other related costs and expenses.  For the 14 weeks ended February 2, 2013, included $4 million of asset impairment charges primarily related to the store closings announced in January 2013 and $1 million of other costs and expenses primarily related to the announced store closings. These costs amounted to $.15 per diluted share for the 13 weeks ended February 1, 2014 and $.01 per diluted share for the 14 weeks ended February 2, 2013.

(3)  For the 14 weeks ended February 2, 2013, included approximately $133 million on a pre-tax basis, or $85 million after tax or $.21 per diluted share, of expenses associated with the early retirement of approximately $700 million of outstanding debt.

(4)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations. Additionally, income tax expense for the 13 weeks ended February 1, 2014 benefited from a $13 million ($.03 per diluted share) reduction in the valuation allowance related primarily to state net operating loss carryforwards.

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

(All amounts in millions except percentages and per share figures)

	52 Weeks Ended		53 Weeks Ended

   February 1, 2014

   February 2, 2013

$	% to

Net sales

$	% to

Net sales

Net sales.................................................................	$ 27,931		$ 27,686

Cost of sales (Note 1)...............................................	16,725	59.9%	16,538	59.7%

Gross margin...........................................................	11,206	40.1%	11,148	40.3%

Selling, general and administrative expenses...............	(8,440)	(30.2%)	(8,482)	(30.7%)

Impairments, store closing and other costs (Note 2)....	(88)	(0.3%)	(5)	(0.0%)

Operating income.....................................................	2,678	9.6%	2,661	9.6%

Interest expense - net...............................................	(388)		(422)

Premium on early retirement of debt (Note 3).............	-		(137)

Income before income taxes......................................	2,290		2,102

Federal, state and local income tax expense (Note 4)...	(804)		(767)

Net income...............................................................	$ 1,486		$ 1,335

Basic earnings per share............................................	$ 3.93		$ 3.29

Diluted earnings per share.........................................	$ 3.86		$ 3.24

Average common shares:
Basic..................................................................	378.3		405.5
Diluted................................................................	384.8		412.2

End of period common shares outstanding..................	364.9		387.7

Depreciation and amortization expense.......................	$ 1,020		$ 1,049

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 52 weeks ended February 1, 2014 or the 53 weeks ended February 2, 2013.

(2)  For the 52 weeks ended February 1, 2014, includes $39 million of asset impairment charges primarily related to the store closings announced in January 2014, $43 million of restructuring-related costs and expenses associated with the cost-reduction initiatives and organization changes announced in January 2014, primarily severance and other human resource-related costs, and $6 million of other related costs and expenses.  For the 53 weeks ended February 2, 2013, included $4 million of asset impairment charges primarily related to the store closings announced in January 2013 and $1 million of other costs and expenses primarily related to the announced store closings.  These costs amounted to $.14 per diluted share for the 52 weeks ended February 1, 2014 and $.01 per diluted share for the 53 weeks ended February 2, 2013.

(3)  For the 53 weeks ended February 2, 2013, included approximately $137 million on a pre-tax basis, or $87 million after tax or $.21 per diluted share, of expenses associated with the early retirement of approximately $873 million of outstanding debt.

(4)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations. Additionally, income tax expense for the 52 weeks ended February 1, 2014 benefited from a $13 million ($.03 per diluted share) reduction in the valuation allowance related primarily to state net operating loss carryforwards.

MACY'S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	February 1,	February 2,
	2014	2013
ASSETS:
Current Assets:
Cash and cash equivalents.........................................	$ 2,273	$ 1,836
Receivables..............................................................	438	371
Merchandise inventories............................................	5,557	5,308
Prepaid expenses and other current assets..................	420	361
Total Current Assets..............................................	8,688	7,876

Property and Equipment - net.......................................	7,930	8,196
Goodwill......................................................................	3,743	3,743
Other Intangible Assets - net........................................	527	561
Other Assets................................................................	735	615

Total Assets...........................................................	$21,623	$20,991

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt.........................................................	$ 463	$ 124
Merchandise accounts payable...................................	1,691	1,579
Accounts payable and accrued liabilities......................	2,810	2,610
Income taxes.............................................................	362	355
Deferred income taxes...............................................	400	407
Total Current Liabilities...........................................	5,726	5,075

Long-Term Debt...........................................................	6,728	6,806
Deferred Income Taxes................................................	1,269	1,238
Other Liabilities.............................................................	1,658	1,821
Shareholders' Equity......................................................	6,242	6,051

Total Liabilities and Shareholders' Equity..................	$21,623	$20,991

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

52 Weeks Ended

February 1, 2014

53 Weeks Ended

February 2, 2013

Cash flows from operating activities:
Net income...................................................................	$ 1,486	$ 1,335
Adjustments to reconcile net income to net cash provided by operating activities:
Impairments, store closing and other costs................	88	5
Depreciation and amortization..................................	1,020	1,049
Stock-based compensation expense..........................	62	61
Amortization of financing costs and premium on acquired debt........................................................	(8)	(16)
Changes in assets and liabilities:
(Increase) decrease in receivables.........................	(58)	7
Increase in merchandise inventories......................	(249)	(191)
Increase in prepaid expenses and other current assets........................................	(2)	(7)
(Increase) decrease in other assets not separately identified........................................	(1)	23
Increase in merchandise accounts payable............	101	23
Increase (decrease) in accounts payable and accrued liabilities not separately identified.....................	48	(33)
Increase (decrease) in current income taxes..........	7	(16)
Increase (decrease) in deferred income taxes.........	(142)	14
Increase (decrease) in other liabilities not separately identified......................................	197	(75)
Net cash provided by operating activities.............	2,549	2,179

Cash flows from investing activities:
Purchase of property and equipment...............................	(607)	(698)
Capitalized software......................................................	(256)	(244)
Disposition of property and equipment.............................	132	66
Other, net.....................................................................	(57)	95
Net cash used by investing activities...................	(788)	(781)

Cash flows from financing activities:
Debt issued..................................................................	400	1,000
Financing costs.............................................................	(9)	(11)
Debt repaid..................................................................	(124)	(1,803)
Dividends paid..............................................................	(359)	(324)
Increase (decrease) in outstanding checks......................	24	(88)
Acquisition of treasury stock..........................................	(1,571)	(1,397)
Issuance of common stock.............................................	315	234
Net cash used by financing activities...................	(1,324)	(2,389)

Net increase (decrease) in cash and cash equivalents.........	437	(991)
Cash and cash equivalents at beginning of period................	1,836	2,827

Cash and cash equivalents at end of period........................	$ 2,273	$ 1,836

Note: Certain reclassifications were made to prior year's amounts to conform with the classifications of such amounts in the most recent years.

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the Company's financial information with additional useful information. See the tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures. These non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in these non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Macy's, Inc. believes that providing comparable sales growth including the impact of growth in comparable sales of departments licensed to third parties supplementally to its results of operations calculated in accordance with generally accepted accounting principles provides useful information to investors. In particular, Macy's, Inc. believes that this supplemental information assists in evaluating the Company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, on a comparable basis, and in evaluating the impact of changes in the manner in which certain departments are operated (e.g. the conversion in 2013 of most of the Company's previously owned athletic footwear business to licensed Finish Line shops).

9 Weeks

Ended

January 4,

2014

13 Weeks

Ended

February 1,

2014

52 Weeks

Ended

February 1,

2014

Increase in comparable sales (Note 1)........................	3.6%	1.4%	1.9%

Impact of growth in comparable sales of departments licensed to third parties (Note 2)...........................	0.7%	0.9%	0.9%

Comparable sales growth including the impact of growth in comparable sales of departments licensed to third parties........................................................	4.3%	2.3%	2.8%

Notes:

(1)  Represents the period-to-period change in net sales from stores in operation throughout 2013 and 2012 and all net Internet sales, excluding commissions from departments licensed to third parties.

(2)  Represents the impact on comparable sales of including the sales of departments licensed to third parties occurring in stores in operation throughout 2013 and 2012 and via the Internet in the calculation. The Company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the Company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The Company does not, however, include any amounts in respect of licensed department sales in its comparable sales in accordance with GAAP.